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                                                                       Exhibit 1







INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 3333-32045 and No. 3333-36881 of PICO Holdings, Inc. on Forms S-8 of our report dated April 1, 2003 appearing in this Annual Report on Form 11-K of the PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust for the year ended September 30, 2002.

DELOITTE & TOUCHE LLP

Columbus, Ohio
July 10, 2003






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